ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Walt Disney Company (The)
Date of Purchase: 9/14/2015
Amount of Purchase: $1,396,500.00
Purchase price: $99.75
Purchased from:  J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Gilead Sciences Inc.
Date of Purchase: 9/9/2015
Amount of Purchase: $1,593,392.00
Purchase price: $99.587
Purchased from: Merrill Lynch, Pierce, Fenner & Smith, Incorporated Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: UnitedHealth Group Incorporated
Date of Purchase: 7/20/2015
Amount of Purchase: $2,215,855.25
Purchase price: $99.589
Purchased from:  J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: UnitedHealth Group Incorporated
Date of Purchase: 7/20/2015
Amount of Purchase: $1,049,874.00
Purchase price: $99.988
Purchased from:  J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Lowe's Companies Inc
Date of Purchase: 9/9/2015
Amount of Purchase: $646,236.50
Purchase price: $99.421
Purchased from:  J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Intesa Sanpaolo SpA
Date of Purchase: 9/10/2015
Amount of Purchase: $1,725,000.00
Purchase price: $100.00
Purchased from:  J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Citizens Financial Group
Date of Purchase: 7/28/2015
Amount of Purchase: $4,835,428.00
Purchase price: $26.00
Purchased from:  Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs U.S. Equity Flex Fund
Security: Citizens Financial Group
Date of Purchase: 7/28/2015
Amount of Purchase: $1,647,984.00
Purchase price: $26.00
Purchased from:  Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Ace INA Holdings Inc
Date of Purchase: 10/27/2015
Amount of Purchase: $1,223,456.50
Purchase price: $99.874
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Ace INA Holdings Inc
Date of Purchase: 10/27/2015
Amount of Purchase: $1,420,625.25
Purchase price: $99.693
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: BHP Billiton Finance
Date of Purchase: 10/14/2015
Amount of Purchase: $1,150,000.00
Purchase price: $100.00
Purchased from:  Barclays Capital Inc.
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Capital One Financial Co
Date of Purchase: 10/26/2015
Amount of Purchase: $2,599,792.00
Purchase price: $99.992
Purchased from:  Credit Suisse Securities (USA) LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Devon Energy Corporation
Date of Purchase: 12/10/2015
Amount of Purchase: $1,024,538.75
Purchase price: $99.955
Purchased from:  Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: McDonald's Corp
Date of Purchase: 12/2/2015
Amount of Purchase: $1,021,679.00
Purchase price: $99.676
Purchased from:  Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: McDonald's Corp
Date of Purchase: 12/2/2015
Amount of Purchase: $1,819,141.75
Purchase price: $99.679
Purchased from:  Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman, Sachs & Co..

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Microsoft Corp
Date of Purchase: 10/29/2015
Amount of Purchase: $2,299,402.00
Purchase price: $99.974
Purchased from:  J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Mitsubishi UFJ Trust & Bank
Date of Purchase: 10/31/2015
Amount of Purchase: $3,472,254.75
Purchase price: $99.921
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Pioneer Natural Resource
Date of Purchase: 11/30/2015
Amount of Purchase: $1,546,125.00
Purchase price: $99.75
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Sally Holdings LLC/Sally Capital Inc
Date of Purchase: 11/18/2015
Amount of Purchase: $1,350,000.00
Purchase price: $100.00
Purchased from: Merrill Lynch, Pierce, Fenner & Smith, Incorporated Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Thermo Fisher Scientific
Date of Purchase: 11/30/2015
Amount of Purchase: $1,073,473.50
Purchase price: $99.858
Purchased from: Mizuho Securities USA Inc.
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Visa Inc
Date of Purchase: 12/9/2015
Amount of Purchase: $3,935,543.00
Purchase price: $99.634
Purchased from: Merrill Lynch, Pierce, Fenner & Smith, Incorporated Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Whole Foods Market Inc
Date of Purchase: 11/30/2015
Amount of Purchase: $1,248,262.50
Purchase price: $99.861
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: Grupo Televisa SAB
Date of Purchase: 11/19/2015
Amount of Purchase: $198,770.00
Purchase price: $99.385
Purchased from: HSBC Securities (USA) Inc.
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: Grupo Televisa SAB
Date of Purchase: 11/19/2015
Amount of Purchase: $418,643.41
Purchase price: $99.677
Purchased from: HSBC Securities (USA) Inc.
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Citizens Financial Group, Inc.
Date of Purchase: 10/29/2015
Amount of Purchase: $3,197,504.00
Purchase price: $23.50
Purchased from: Merrill Lynch, Pierce, Fenner & Smith, Incorporated Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: First Data Corporation
Date of Purchase: 10/15/2015
Amount of Purchase: $9,397,360.00
Purchase price: $16.00
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: Ace INA Holdings Inc
Date of Purchase: 10/27/2015
Amount of Purchase: $1,296,009.00
Purchase price: $99.693
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: Freddie Mac Structured Pass-Through Certificates
Date of Purchase: 10/14/2015
Amount of Purchase: $4,188,888.00
Purchase price: $102.997
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: J.P. Morgan

Fund: JNL/Morgan Stanley Mid Cap Growth Fund
Security: Atlassian Corporation Plc
Date of Purchase: 12/9/2015
Amount of Purchase: $25,200,000.00
Purchase price: $21.00
Purchased from: Goldman Sachs
Affiliated Underwriter: Morgan Stanley

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.